PURCHASE AND SALE AGREEMENT

Offer Date: Jul 19, 2022

2022 Printing

A. KEY TERMS AND CONDITIONS

1. **Purchase and Sale.** The undersigned buyer(s) ("Buyer") agree to buy and the undersigned seller(s) ("Seller") agree to sell the real property described below including all fixtures, improvements and landscaping therein ("Property") on the terms and conditions set forth in this Agreement.
   a. **Property Identification:** Address: **326 Tanglewood Cove**
   City **Blue Ridge**, County **Fannin**, Georgia, Zip Code **30513**
   MLS Number: NEGA 318320 Tax Parcel I.D. Number: P/O 0044 042T
   b. **Legal Description:** The legal description of the Property is *[select one of the following below]*:
   ☒ (1) attached as an exhibit hereto;
   ☐ (2) Condominium (attach F204 Condominium Resale Purchase and Sale Exhibit)
   ☐ (3) the same as described in Deed Book ________, Page ________, et. seq., of the land records of the above county; **OR**
   ☐ (4) Land Lot(s) ______________ of the ________________ District, ____________________________ Section/ GMD, Lot __________, Block ____________, Unit ___________, Phase/Section ____________________ of ____________________ Subdivision/Development, according to the plat recorded in Plat Book __________, Page __________, et. seq., of the land records of the above county.

2. **Purchase Price of Property to be Paid by Buyer.** $ 640,000

3. **Closing Costs.** **Seller's Contribution at Closing:** $ 0

4. **Closing Date and Possession.** Closing Date shall be Aug 22, 2022 with possession of the Property transferred to Buyer ☒ at Closing **OR** ☐ _____ days after Closing at ____ o'clock ☐ AM ☐ PM (attach F219 Temporary Occupancy Agreement).

5. **Closing Law Firm.** OS National **Phone Number:**

6. **Holder of Earnest Money ("Holder").** (If Holder is Closing Attorney, F510 must be attached as an exhibit hereto, and F511 must be signed by Closing Attorney.) HARRY NORMAN, REALTORS

7. **Earnest Money.** Earnest Money shall be paid by ☐check ☐ACH ☐cash or ☒wire transfer of immediately available funds as follows:
   ☐ **a.** $____________________ as of the Offer Date.
   ☒ **b.** $ 10,000 within ____ days from the Binding Agreement Date.
   ☐ **c.** ____.

8. **Inspection and Due Diligence.**
   a. **Due Diligence Period:** Property is being sold subject to a Due Diligence Period of 7 days from the Binding Agreement Date.
   b. **Option Payment for Due Diligence Period:** In consideration of Seller granting Buyer the option to terminate this Agreement, Buyer:
   (1) has paid Seller $10.00 in nonrefundable option money, the receipt and sufficiency of which is hereby acknowledged; plus
   (2) shall pay directly to Seller additional option money of $______________ by ☐ check ☐ ACH or ☐ wire transfer of immediately available funds either ☐ as of the Offer Date; **OR** ☐ within _____ days from the Binding Agreement Date. Any additional option money paid by Buyer to Seller ☐ shall (subject to lender approval) or ☐ shall not be applied toward the purchase price at closing and shall not be refundable to Buyer unless the closing fails to occur due to the default of the Seller.

9. **Lead-Based Paint.** To the best of Seller's knowledge, the residential dwelling(s) on the Property (including any portion thereof or painted fixture therein) ☐ was (attach F316 Lead-Based Paint Exhibit) **OR** ☒ was not built prior to 1978.

10. **Brokerage Relationships in this Transaction.**
    a. **Buyer's Broker is** HARRY NORMAN REALTORS **and is:**
    (1) ☐ representing Buyer as a client.
    (2) ☒ working with Buyer as a customer.
    (3) ☐ acting as a dual agent representing Buyer and Seller.
    (4) ☐ acting as a designated agent where:
    ____________________ has been assigned to exclusively represent Buyer.

    b. **Seller's Broker is** HARRY NORMAN REALTORS **and is:**
    (1) ☐ representing Seller as a client.
    (2) ☐ working with Seller as a customer.
    (3) ☐ acting as a dual agent representing Buyer and Seller.
    (4) ☐ acting as a designated agent where:
    ____________________ has been assigned to exclusively represent Seller.

    c. **Material Relationship Disclosure:** The material relationships required to be disclosed by either Broker are as follows:
    ____

11. **Time Limit of Offer.** The Offer set forth herein expires at 10 o'clock p .m. on the date Jul 20, 2022.

Buyer(s) Initials ____________ Seller(s) Initials JR

B. FURTHER EXPLANATIONS TO CORRESPONDING PARAGRAPHS IN SECTION A.

1. **Purchase and Sale.**
   a. **Warranty:** Seller warrants that at the time of closing Seller will convey good and marketable title to said Property by limited warranty deed subject only to: (1) zoning; (2) general utility, sewer, and drainage easements of record as of the Binding Agreement Date and upon which the improvements (other than any driveway or walkway) do not encroach; (3) declarations of condominium and declarations of covenants, conditions and restrictions of record on the Binding Agreement Date; and (4) leases and other encumbrances specified in this Agreement. Buyer agrees to assume Seller's responsibilities in any leases specified in this Agreement.
   b. **Examination:** Buyer may examine title and/or obtain a survey of the Property and furnish Seller with a written statement of title objections at or prior to the closing. If Seller fails or is unable to satisfy valid title objections at or prior to the closing or any unilateral extension thereof, which would prevent the Seller from conveying good and marketable title to the Property, then Buyer, among its other remedies, may terminate the Agreement without penalty upon written notice to Seller. Good and marketable title as used herein shall mean title which a title insurance company licensed to do business in Georgia will insure at its regular rates, subject only to standard exceptions.
   c. **Title Insurance:** Buyer hereby directs any mortgage lender involved in this transaction to quote the cost of title insurance based upon the presumption that Buyer will be obtaining an enhanced title insurance policy since such a policy affords Buyer greater coverage.

2. **Purchase Price to be Paid by Buyer.** The Purchase Price shall be paid in U.S. Dollars at closing by wire transfer of immediately available funds, or such other form of payment acceptable to the closing attorney.

3. **Closing Costs.**
   a. **Seller's Contribution at Closing:** At closing, Seller shall make the referenced Seller's Monetary Contribution which Buyer may use to pay any cost or expense of Buyer related to this transaction, including without limitation, any commission obligations of Buyer. Buyer acknowledges that Buyer's mortgage lender(s) may not allow the Seller's Monetary Contribution, or the full amount thereof, to be used for some costs or expenses. In such event, any unused portion of the Seller's Monetary Contribution shall remain the property of the Seller. The Seller shall pay the fees and costs of the closing attorney: (1) to prepare and record title curative documents and (2) for Seller not attending the closing in person.
   b. **Items Paid by Buyer:** At closing, Buyer shall pay: (1) Georgia property transfer tax; (2) the cost to search title and tax records and prepare the limited warranty deed; and (3) all other costs, fees and charges to close this transaction, except as otherwise provided herein.
   c. **Prorations:** Ad valorem property taxes, community association fees, solid waste and governmental fees and utility bills for which service cannot be terminated as of the date of closing shall be prorated as of the date of closing. Notwithstanding any provision to the contrary, in the event ad valorem property taxes are based upon an estimated tax bill or tax bill under appeal, Buyer and Seller shall, upon the issuance of the actual tax bill or the appeal being resolved, promptly make such financial adjustments between themselves as are necessary to correctly prorate the tax bill. In the event there are tax savings resulting from a tax appeal, third party professional costs to handle the appeal may be deducted from the savings for that tax year before re-prorating. Any pending tax appeal for the year in which the Property is sold shall be deemed assigned to Buyer at closing. The liability to the county and if applicable, city, in which the Property is located for ad valorem real property taxes for the year in which the Property is sold shall be assumed by Buyer upon the Closing of the Property. Buyer agrees to indemnify Seller against any and all claims of the county and if applicable, city, for unpaid ad valorem real property taxes for the year in which the Property is sold.

4. **Closing Date and Possession.**
   a. **Right to Extend the Closing Date:** Buyer or Seller may unilaterally extend the closing date for eight (8) days upon notice to the other party given prior to or on the date of closing if: (1) Seller cannot satisfy valid title objections (excluding title objections that: (a) can be satisfied through the payment of money or by bonding off the same; and (b) do not prevent Seller from conveying good and marketable title, as that term is defined herein, to the Property); (2) Buyer's mortgage lender (even in "all cash" transactions where Buyer is obtaining a mortgage loan) or the closing attorney is delayed and cannot fulfill their respective obligations by the date of closing, provided that the delay is not caused by Buyer; or (3) Buyer has not received required estimates or disclosures and Buyer is prohibited from closing under federal regulations. The party unilaterally extending the closing date shall state the basis for the delay in the notice of extension. If the right to unilaterally extend the closing date is exercised once by either the Buyer or Seller, the right shall thereafter terminate.
   b. **Keys and Openers:** At Closing, Seller shall provide Buyer with all keys, door openers, codes and other similar equipment pertaining to the Property.

5. **Closing Law Firm.** Buyer shall have the right to select the closing attorney to close this transaction, and hereby selects the closing attorney referenced herein. In all cases where an individual closing attorney is named in this Agreement but the closing attorney is employed by or an owner, shareholder, or member in a law firm, the law firm shall be deemed to be the closing attorney. If Buyer's mortgage lender refuses to allow that closing attorney to close this transaction, Buyer shall select a different closing attorney acceptable to the mortgage lender. The closing attorney shall represent the mortgage lender in any transaction in which the Buyer obtains mortgage financing (including transactions where the method of payment referenced herein is "all cash"). In transactions where the Buyer does not obtain mortgage financing, the closing attorney shall represent the Buyer.

6. **Holder of Earnest Money.** The earnest money will be paid to Holder in a method of payment acceptable to the Holder. Holder has the right to charge Buyer for any cost associated with receiving of earnest money. Such charge shall be collected separately from the payment of earnest money. The earnest money will be deposited into Holder's escrow/trust account (with Holder being permitted to retain the interest if the account is interest bearing) not later than: (a) five (5) banking days after the Binding Agreement Date hereunder or (b) five (5) banking days after the date it is actually received if it is received after the Binding Agreement Date. If Buyer writes a check or pays with an ACH for earnest money and the same is deposited into Holder's escrow/trust account, Holder shall not return the earnest money until the check or ACH has cleared the account on which the check was written or from which the ACH was sent. In the event any earnest money check is dishonored by the bank upon which it is drawn, or earnest money is not timely paid, Holder shall promptly give notice of the same to Buyer and Seller. Buyer shall have three (3) banking days from the date of receiving the notice to cure the default and if Buyer does not do so, Seller may within seven (7) days thereafter terminate this Agreement upon notice to Buyer. If Seller fails to terminate the Agreement timely, Seller's right to terminate based on the default shall be waived.

7. **Earnest Money.**
   a. **Entitlement to Earnest Money:** Subject to the paragraph below, Buyer shall be entitled to the earnest money upon the: (1) failure of the parties to enter into a binding agreement; (2) failure of any unexpired contingency or condition to which this Agreement is subject; (3) termination of this Agreement due to the default of Seller; or (4) termination of this Agreement in accordance with a specific right to terminate set forth in the Agreement. Otherwise, the earnest money shall be applied towards the purchase price of the Property at closing or if other funds are used to pay the purchase price then the earnest money shall be returned to Buyer.
   b. **Disbursement of Earnest Money:** Holder shall disburse the earnest money upon: (1) the closing of Property; (2) a subsequent written agreement of Buyer and Seller; (3) an order of a court or arbitrator having jurisdiction over any dispute involving the earnest money; or (4) the failure of the parties to enter into a binding agreement (where there is no dispute over the formation or enforceability of the Agreement). In addition, Holder may disburse the earnest money upon a reasonable interpretation of the Agreement, provided that Holder first gives all parties at least ten (10) days notice stating to whom and why the disbursement will be made. Any party may object to the proposed disbursement by giving written notice of the same to Holder within the ten (10) day notice period. Objections not timely made in writing shall be deemed waived. If Holder receives an objection and, after considering it, decides to disburse the earnest money as originally proposed, Holder may do so and send notice to the parties of Holder's action. If Holder decides to modify its proposed disbursement, Holder shall first send a new ten (10) day notice to the parties stating the rationale for the modification and to whom the disbursement will now be made. Holder shall disburse the earnest money to Seller by check in the event Holder: (1) makes a reasonable interpretation of the Agreement that the Agreement has been terminated due to Buyer's default; and (2) sends the required ten (10) day notice of the proposed disbursement to Buyer and Seller. The above-referenced check shall constitute liquidated damages in full settlement of all claims of Seller against Buyer and the Brokers in this transaction. Holder may require Seller to sign a W-9 before issuing a check to Seller for liquidated damages of $600 or more. Such liquidated damages are a reasonable pre-estimate of Seller's actual damages, which damages the parties agree are difficult to ascertain and are not a penalty.
   c. **Interpleader:** If an earnest money dispute cannot be resolved after a reasonable time, Holder may interplead the earnest money into a court of competent jurisdiction if Holder is unsure who is entitled to the earnest money. Holder shall be reimbursed for and may deduct its costs, expenses and reasonable attorney's fees from any funds interpleaded. The prevailing defendant in the interpleader lawsuit shall be entitled to collect its attorney's fees, court costs and the amount deducted by Holder to cover Holder's costs and expenses from the non-prevailing defendant.
   d. **Hold Harmless:** All parties hereby covenant and agree to: (1) indemnify and hold Holder harmless from and against all claims, injuries, suits and damages (collectively, "Claims") arising out of the performance by Holder of its duties, including Claims caused, in whole or in part, by the negligence of the Holder; (2) not to sue Holder for any decision of Holder to disburse earnest money in accordance with this Agreement.

8. **Inspection and Due Diligence.**
   a. **Right to Inspect Property:** Upon prior notice to Seller, Buyer and/or Buyer's representatives shall have the right to enter the Property at Buyer's expense and at reasonable times (including immediately prior to closing) to inspect, examine, test, appraise and survey Property. If any portion of the Property was built prior to 1978, the Lead-Based Paint Exhibit (F316) is hereby attached an Exhibit to the Agreement. Buyer shall have the right to conduct a lead hazard evaluation within ten (10) days from the Binding Agreement Date (or other mutually agreed upon time period) and to terminate this Agreement without penalty upon notice to Seller if lead-based paint and/or lead hazards are found (unless these rights are waived by Buyer in the Lead-Based Paint Exhibit (F316)). If the Lead-Based Paint Exhibit (F316) gives Buyer the right to terminate this Agreement if lead-based paint or lead hazards are found and such notice of termination is not given within ten (10) days from Binding Agreement Date (or other mutually agreed upon time period), the right to terminate for lead-based paint and/or lead hazards shall be waived. The above right to enter the Property shall include the time period after the end of any Due Diligence Period to, among other things, and without limitation, conduct inspections, surveys and evaluations, meet contractors and vendors, measure for renovations and confirm that any agreed upon repairs have been made and the Property otherwise remains in the same condition. Seller shall cause all utilities, systems and equipment to be on so that Buyer may complete all inspections. Buyer agrees to hold Seller and all Brokers harmless from all claims, injuries and damages relating to the exercise of these rights and shall promptly restore any portion of the Property damaged or disturbed from testing or other evaluations to a condition equal to or better than the condition it was in prior to such testing or evaluation. If Buyer is concerned that the Property may have been used as a laboratory for the production of methamphetamine, or as a dumpsite for the same, Buyer should review the National Clandestine Laboratory Register – Georgia at **www.dea.gov.**
   b. **Duty to Inspect Neighborhood:** In every neighborhood there are conditions which different buyers may find objectionable. Buyer shall have the sole duty to become familiar with neighborhood conditions that could affect the Property such as landfills, quarries, power lines, airports, cemeteries, prisons, stadiums, odor and noise producing activities, crime and school, land use, government and transportation maps and plans. It shall be Buyer's sole duty to become familiar with neighborhood conditions of concern to Buyer. **If Buyer is concerned about the possibility of a registered sex offender residing in a neighborhood in which Buyer is interested, Buyer should review the Georgia Violent Sex Offender Registry available on the Georgia Bureau of Investigation Website at www.gbi.georgia.gov.**

c. Warranties Transfer: Seller agrees to transfer to Buyer, at closing, subject to Buyer's acceptance thereof (and at Buyer's expense, if there is any cost associated with said transfer), Seller's interest in any existing manufacturer's warranties, service contracts, termite treatment and/or repair guarantee and/or other similar warranties which, by their terms, may be transferable to Buyer.

d. Property Sold "As-Is" Unless this Agreement is Subject to Due Diligence Period:

(1) **General:** Unless the Property is being sold subject to a Due Diligence Period referenced herein, the Property shall be sold "as-is" with all faults. Even if the Property is sold "as-is" Seller is required under Georgia law to disclose to the Buyer latent or hidden defects in the Property which Seller is aware and which could not have been discovered by the Buyer upon a reasonable inspection of the property. The inclusion of a Due Diligence Period herein shall: (a) during its term make this Agreement an option contract in which Buyer may decide to proceed or not proceed with the purchase of the Property for any or no reason; and (b) be an acknowledgement by Seller that Buyer has paid separate valuable consideration of $10 for the granting of the option.

(2) **Purpose of Due Diligence Period:** During the Due Diligence Period, Buyer shall determine whether or not to exercise Buyer's option to proceed or not proceed with the purchase of the Property. If Buyer has concerns with the Property, Buyer may during the Due Diligence Period seek to negotiate an amendment to this Agreement to address such concerns.

(3) **Notice of Decision Not To Proceed:** Buyer shall have elected to exercise Buyer's option to purchase the Property unless prior to the end of any Due Diligence Period, Buyer notifies Seller of Buyer's decision not to proceed by delivering to Seller a notice of termination of this Agreement. In the event Buyer does not terminate this Agreement prior to the end of the Due Diligence Period, then: (a) Buyer shall have accepted the Property "as-is" subject to the terms of this Agreement; and (b) Buyer shall no longer have any right to terminate this Agreement based upon the Due Diligence Period.

e. Repairs: All agreed upon repairs and replacements shall be performed in a good and workmanlike manner prior to closing.

9. Lead-Based Paint. If any portion of a residential dwelling on the Property was built prior to 1978, the Lead-Based Paint Exhibit (F316) is hereby attached as an exhibit to this Agreement. The term "residential dwelling" includes any painted fixture or material used therein that was built or manufactured prior to 1978.

10. Brokerage Relationships in this Transaction.

a. Agency Disclosure: No Broker in this transaction shall owe any duty to Buyer or Seller greater than what is set forth in their brokerage engagements and the Brokerage Relationships in Real Estate Transactions Act, O.C.G.A. § 10-6A-1 et. seq.;

(1) No Agency Relationship: Buyer and Seller acknowledge that, if they are not represented by Brokers in a client relationship, they are each solely responsible for protecting their own interests, and that Broker's role is limited to performing ministerial acts for that party.

(2) Consent to Dual Agency: If Broker is acting as dual agent in this transaction, Buyer and Seller consent to the same and acknowledge having been advised of the following:

i. Dual Agency Disclosure: *[Applicable only if Broker is acting as a dual agent in this transaction.]*

(a) As a dual agent, Broker is representing two clients whose interests are or at times could be different or even adverse;

(b) Broker will disclose all adverse material facts relevant to the transaction and actually known to the dual agent to all parties in the transaction except for information made confidential by request or instructions from each client which is not otherwise required to be disclosed by law;

(c) Buyer and Seller do not have to consent to dual agency and the consent of Buyer and Seller to dual agency has been given voluntarily and the parties have read and understand their brokerage engagement agreements.

(d) Notwithstanding any provision to the contrary contained herein Buyer and Seller each hereby direct Broker while acting as a dual agent to keep confidential and not reveal to the other party any information which could materially and adversely affect their negotiating position.

ii. Designated Agency Disclosure: If Broker in this transaction is acting as a designated agent, Buyer and Seller consent to the same and acknowledge that each designated agent shall exclusively represent the party to whom each has been assigned as a client and shall not represent in this transaction the client assigned to the other designated agent.

b. Brokerage: Unless otherwise specified herein, the real estate commissions owing to the Seller's Broker and Buyer's Broker, if any, are being paid pursuant to separate brokerage engagement agreements. Buyer and Seller agree that any commissions to be paid to Broker(s) shall be shown on the settlement statement and collected by closing attorney as a pre-condition to Buyer and Seller closing on the Property so long as the same is permitted by Buyer's mortgage lender, if any. The closing attorney is hereby authorized and directed to pay the Broker(s) at closing, their respective commissions pursuant to written instructions from the Broker(s) at closing, their respective commissions pursuant to written instructions from the Broker(s). If the sale proceeds are insufficient to pay the full commission, the party owing the commission shall pay any shortfall at closing. The acceptance by the Broker(s) of a partial real estate commission at the closing shall not relieve the party owing the same from paying the remainder after the closing (unless the Broker(s) have expressly agreed in writing to accept the amount paid in full satisfaction of the Broker(s) claim to a commission). The Brokers herein are signing this Agreement to reflect their role in this transaction and consent to act as Holder if either of them is named as such. This Agreement and any amendment thereto shall be enforceable even without the signature of any Broker referenced herein. The broker(s) are express third-party beneficiaries to this Agreement.

c. **Disclaimer:** Buyer and Seller have not relied upon any advice or representations of Brokers other than what is included in this Agreement. Brokers shall have no duty to inspect the Property or to advise Buyer or Seller on any matter relating to the Property which could have been revealed through a survey, appraisal, title search, Official Georgia Wood Infestation Report, utility bill review, septic system inspection, well water test, tests for radon, asbestos, mold, methamphetamine, and lead-based paint; moisture test of stucco or synthetic stucco, inspection of the Property by a professional, construction expert, structural engineer or environmental engineer; review of this Agreement and transaction by an attorney, financial planner, mortgage consultant or tax consultant; and consulting appropriate governmental officials to determine, among other things and without limitation, the zoning of Property, the propensity of the Property to flood, flood zone certifications, whether any condemnation action is pending or has been filed or other nearby governmental improvements are planned. Buyer and Seller acknowledge that Broker does not perform or have expertise in any of the above tests, inspections, and reviews or in any of the matters handled by the professionals referenced above. Buyer and Seller should seek independent expert advice regarding any matter of concern to them relative to the Property and this Agreement. Buyer and Seller acknowledge that Broker shall not be responsible to monitor, supervise, or inspect any construction or repairs to Property and such tasks clearly fall outside the scope of real estate brokerage services. If Broker has written any special stipulations herein, the party for whom such special stipulations were written: a) confirms that each such stipulation reflects the party's complete understanding as to the substance and form of the special stipulations; b) hereby adopts each special stipulation as the original work of the party; and c) hereby agrees to indemnify and hold Broker who prepared the stipulation harmless from any and all claims, causes of action, suits, and damages arising out of or relating to such special stipulation. Buyer acknowledges that when and if Broker answers a question of Buyer or otherwise describes some aspect of the Property or the transaction, Broker is doing so based upon information provided by Seller rather than the independent knowledge of Broker (unless Broker makes an independent written disclosure to the contrary).

11. **Time Limit of Offer**. The Time Limit of the Offer shall be the date and time referenced herein when the Offer expires unless prior to that date and time both of the following have occurred: (a) the Offer has been accepted by the party to whom the Offer was made; and (b) notice of acceptance of the Offer has been delivered to the party who made the Offer.

C. OTHER TERMS AND CONDITIONS

1. **Notices.**

a. **Generally:** All notices given hereunder shall be in writing, legible and signed by the party giving the notice. In the event of a dispute regarding notice, the burden shall be on the party giving notice to prove delivery. The requirements of this notice paragraph shall apply even prior to this Agreement becoming binding. Notices shall only be delivered: (1) in person; (2) by courier, overnight delivery service or by certified or registered U.S. mail (hereinafter collectively "Delivery Service"); or (3) by e-mail or facsimile. The person delivering or sending the written notice signed by a party may be someone other than that party.

b. **Delivery of Notice:** A notice to a party shall be deemed to have been delivered and received upon the earliest of the following to occur: (1) the actual receipt of the written notice by a party; (2) in the case of delivery by a Delivery Service, when the written notice is delivered to an address of a party set forth herein (or subsequently provided by the party following the notice provisions herein), provided that a record of the delivery is created; (3) in the case of delivery electronically, on the date and time the written notice is electronically sent to an e-mail address or facsimile number of a party herein (or subsequently provided by the party following the notice provisions herein) even if it is not opened by the recipient. Notice to a party shall not be effective unless the written notice is sent to an address, facsimile number or e-mail address of the party set forth herein (or subsequently provided by the party following the notice provisions herein).

c. **When Broker Is Authorized to Accept Notice for Client:** Except where the Broker is acting in a dual agency capacity, the Broker and any affiliated licensee of the Broker representing a party in a client relationship shall be authorized agents of the party for the limited purpose of receiving notice and such notice to any of them shall for all purposes herein be deemed to be notice to the party. Notice to an authorized agent shall not be effective unless the written notice is sent to an address, facsimile number or e-mail address of the authorized agent set forth herein (or subsequently provided by the authorized agent following the notice provisions herein) even if it is not opened by the recipient. Except as provided for herein, the Broker's staff at a physical address set forth herein of the Broker or the Broker's affiliated licensees are authorized to receive notices delivered by a Delivery Service. The Broker, the Broker's staff and the affiliated licensees of the Broker shall not be authorized to receive notice on behalf of a party in any transaction in which a brokerage engagement has not been entered into with the party or in which the Broker is acting in a dual agency capacity. In the event the Broker is practicing designated agency, only the designated agent of a client shall be an authorized agent of the client for the purposes of receiving notice.

2. **Default.**

a. **Remedies of Seller:** In the event this Agreement fails to close due to the default of Buyer, Seller's sole remedy shall be to retain the earnest money as full liquidated damages. Seller expressly waives any right to assert a claim for specific performance. The parties expressly agree that the earnest money is a reasonable pre-estimate of Seller's actual damages, which damages the parties agree are difficult to ascertain. The parties expressly intend for the earnest money to serve as liquidated damages and not as a penalty.

b. **Remedies of Buyer:** In the event this Agreement fails to close due to the default of Seller, Buyer may either seek the specific performance of this Agreement or terminate this Agreement upon notice to Seller and Holder, in which case all earnest money deposits and other payments Buyer has paid towards the purchase of the Property shall be returned to Buyer following the procedures set forth elsewhere herein.

c. **Rights of Broker:** In the event this Agreement is terminated or fails to close due to the default of a party hereto, the defaulting party shall pay as liquidated damages to every broker involved in this Agreement the commission the broker would have received had the transaction closed. For purposes of determining the amount of liquidated damages to be paid by the defaulting party, all written agreements establishing the amount of commission to be paid to any broker involved in this transaction are incorporated herein by reference. The liquidated damages referenced above are a reasonable pre-estimate of the Broker(s) actual damages and are not a penalty.

d. **Attorney's Fees:** In any litigation or arbitration arising out of this Agreement, including but not limited to breach of contract claims between Buyer and Seller and commission claims brought by a broker, the non-prevailing party shall be liable to the prevailing party for its reasonable attorney's fees and expenses.

3. **Risk of Damage to Property.** Seller warrants that at the time of closing the Property and all items remaining with the Property, if any, will be in substantially the same condition (including conditions disclosed in the Seller's Property Disclosure Statement or Seller's Disclosure of Latent Defects and Fixtures Checklist) as of the Offer Date, except for changes made to the condition of Property pursuant to the written agreement of Buyer and Seller. At time of possession, Seller shall deliver Property clean and free of trash, debris, and personal property of Seller not identified as remaining with the Property. Notwithstanding the above, if the Property is destroyed or substantially destroyed prior to closing, Seller shall promptly give notice to Buyer of the same and provide Buyer with whatever information Seller has regarding the availability of insurance and the disposition of any insurance claim. Buyer or Seller may terminate this Agreement without penalty not later than fourteen (14) days from receipt of the above notice. If Buyer or Seller do not terminate this Agreement, Seller shall cause Property to be restored to substantially the same condition as on the Offer Date. The date of closing shall be extended until the earlier of one year from the original date of closing, or seven (7) days from the date that Property has been restored to substantially the same condition as on the Offer Date and a new certificate of occupancy (if required) is issued.

4. **Other Provisions.**
   a. **Condemnation:** Seller shall: (1) immediately notify Buyer if the Property becomes subject to a condemnation proceeding; and (2) provide Buyer with the details of the same. Upon receipt of such notice, Buyer shall have the right, but not the obligation for 7 days thereafter, to terminate this Agreement upon notice to Seller in which event Buyer shall be entitled to a refund of all earnest money and other monies paid by Buyer toward the Property without deduction or penalty. If Buyer does not terminate the Agreement within this time frame, Buyer agrees to accept the Property less any portion taken by the condemnation and if Buyer closes, Buyer shall be entitled to receive any condemnation award or negotiated payment for all or a portion of the Property transferred or conveyed in lieu of condemnation.
   b. **Consent to Share Non-Public Information:** Buyer and Seller hereby consent to the closing attorney preparing and distributing an American Land Title Association ("ALTA") Estimated Settlement Statement-Combined or other combined settlement statement to Buyer, Seller, Brokers and Brokers' affiliated licensees working on the transaction reflected in this Agreement for their various uses.
   c. **Duty to Cooperate:** All parties agree to do all things reasonably necessary to timely and in good faith fulfill the terms of this Agreement. Buyer and Seller shall execute and deliver such certifications, affidavits, and statements required by law or reasonably requested by the closing attorney, mortgage lender and/or the title insurance company to meet their respective requirements.
   d. **Electronic Signatures:** For all purposes herein, an electronic or facsimile signature shall be deemed the same as an original signature; provided, however, that all parties agree to promptly re-execute a conformed copy of this Agreement with original signatures if requested to do so by, the buyer's mortgage lender or the other party.
   e. **Entire Agreement, Modification and Assignment:** This Agreement constitutes the sole and entire agreement between all of the parties, supersedes all of their prior written and verbal agreements and shall be binding upon the parties and their successors, heirs and permitted assigns. No representation, promise or inducement not included in this Agreement shall be binding upon any party hereto. This Agreement may not be amended or waived except upon the written agreement of Buyer and Seller. Any agreement to terminate this Agreement or any other subsequent agreement of the parties relating to the Property must be in writing and signed by the parties. This Agreement may not be assigned by Buyer except with the written approval of Seller which may be withheld for any reason or no reason. Any assignee shall fulfill all the terms and conditions of this Agreement.
   f. **Extension of Deadlines:** No time deadline under this Agreement shall be extended by virtue of it falling on a Saturday, Sunday or federal holiday except for the date of closing.
   g. **GAR Forms:** The Georgia Association of REALTORS®, Inc. ("GAR") issues certain standard real estate forms. These GAR forms are frequently provided to the parties in real estate transactions. No party is required to use any GAR form. Since these forms are generic and written with the interests of multiple parties in mind, they may need to be modified to meet the specific needs of the parties using them. If any party has any questions about his or her rights and obligations under any GAR form, he or she should consult an attorney. Provisions in the GAR Forms are subject to differing interpretations by our courts other than what the parties may have intended. At times, our courts may strike down or not enforce provisions in our GAR Forms, as written. No representation is made that the GAR Forms will protect the interests of any particular party or will be fit for any specific purpose. The parties hereto agree that the GAR forms may only be used in accordance with the licensing agreement of GAR. While GAR forms may be modified by the parties, no GAR form may be reproduced with sections removed, altered or modified unless the changes are visible on the form itself or in a stipulation, addendum, exhibit or amendment thereto.
   h. **Governing Law and Interpretation:** This Agreement may be signed in multiple counterparts each of which shall be deemed to be an original and shall be interpreted in accordance with the laws of Georgia. No provision herein, by virtue of the party who drafted it, shall be interpreted less favorably against one party than another. All references to time shall mean the time in Georgia. If any provision herein is held to be unenforceable, it shall be severed from this Agreement while the remainder of the Agreement shall, to the fullest extent permitted by law, continue to have full force and effect as a binding contract.
   i. **No Authority to Bind:** No Broker or affiliated licensee of Broker, by virtue of this status, shall have any authority to bind any party hereto to any contract, provisions therein, amendments thereto, termination thereof or to notices signed by Broker but not the party. However, if authorized in this Agreement, Broker shall have the right to accept notices on behalf of a party (but not send notices from Broker on behalf of a party unless they are signed by the party). Additionally, any Broker or real estate licensee involved in this transaction may perform the ministerial act of filling in the Binding Agreement Date. In the event of a dispute over the Binding Agreement Date, it shall be resolved by a court or arbitrator having jurisdiction over the dispute, by the written agreement of the Buyer and Seller, or by the Holder but only in making a reasonable interpretation of the Agreement in disbursing earnest money.
   j. **Notice of Binding Agreement Date:** The Binding Agreement Date shall be the date when a party to this transaction who has accepted an offer or counteroffer to buy or sell real property delivers notice of that acceptance to the party who made the offer or counteroffer in accordance with the Notices section of the Agreement. Notice of the Binding Agreement Date may be delivered by either party (or the Broker working with or representing such party) to the other party. If notice of accurate Binding Agreement Date is delivered, the party receiving notice shall sign the same and immediately return it to the other party. Notwithstanding any other provision to the contrary contained in this Agreement, it is the express intent of this section that (1) a broker or licensee involved in the real estate transaction may perform the ministerial task of filling in the Binding Agreement Date and (2) sending a fully signed purchase and sale agreement with a specific Binding Agreement Date included, that one of the parties has agreed to, constitutes notice of the Binding Agreement Date to the other party.

k. **Objection to Binding Agreement Date:** If the Buyer or Seller objects to the date entered as the Binding Agreement Date, then within one (1) day from receiving notice of Binding Agreement Date, the party objecting shall send notice of the objection to the other party. The objection shall be resolved by the written amendment between the Buyer and Seller by executing a binding agreement date confirmation (F733). The absence of an agreement on the Binding Agreement Date shall not render this Agreement unenforceable. The failure of a party to timely object will result in the parties accepting the Binding Agreement Date as entered.

l. **Rules for Interpreting This Agreement:** In the event of internal conflicts or inconsistencies in this Agreement, the following rules for how those conflicts or inconsistencies shall be resolved will apply:
(1) Handwritten changes shall control over pre-printed or typed provisions;
(2) Exhibits shall control over the main body of the Agreement;
(3) Special Stipulations shall control over both exhibits and the main body of the Agreement;
(4) Notwithstanding the above, any amendatory clause in an FHA or VA exhibit shall control over inconsistent or conflicting provisions contained in a special stipulation, another exhibit or the main body of the Agreement.

m. **Statute of Limitations:** All claims of any nature whatsoever against Broker(s) and/or their affiliated licensees, whether asserted in litigation or arbitration and sounding in breach of contract and/or tort, must be brought within two (2) years from the date any claim or cause of action arises. Such actions shall thereafter be time-barred.

n. **Survival of Agreement:** The following shall survive the closing of this Agreement: (1) the obligation of a party to pay a real estate commission; (2) any warranty of title; (3) all written representations of Seller in this Agreement regarding the Property or neighborhood in which the Property is located; (4) the section on condemnation; (5) the section on attorney's fees; (6) the obligations of the parties regarding ad valorem real property taxes; and (7) any obligations which the parties herein agree shall survive the closing or may be performed or fulfilled after the Closing.

o. **Terminology:** As the context may require in this Agreement: (1) the singular shall mean the plural and vice versa; and (2) all pronouns shall mean and include the person, entity, firm, or corporation to which they relate. The letters "N.A." or "N/A", if used in this Agreement, shall mean "Not Applicable", except where the context would indicate otherwise.

p. **Time of Essence:** Time is of the essence of this Agreement.

5. **Definitions.**

a. **Banking Day**: A "Banking Day" shall mean a day on which a bank is open to the public for carrying out substantially all of its banking functions. For purposes herein, a "Banking Day" shall mean Monday through Friday excluding federal holidays.

b. **Binding Agreement Date**: The "Binding Agreement Date" shall be the date when a party to this transaction who has accepted an offer or counteroffer to buy or sell real property delivers notice of that acceptance to the party who made the offer or counteroffer in accordance with the Notices section of the Agreement. Once that occurs, this Agreement shall be deemed a Binding Agreement.

c. **Broker**: In this Agreement, the term "Broker" shall mean a licensed Georgia real estate broker or brokerage firm and its affiliated licensees unless the context would indicate otherwise.

d. **Business Day**: A "Business Day" shall mean a day on which substantially all businesses are open for business. For all purposes herein, a "Business Day" shall mean Monday through Friday excluding federal holidays.

e. **Day**: For the purposes of this Agreement, the term "Day" shall mean a full calendar day ending at 11:59 p.m., except as may be provided for elsewhere herein. For the purposes of counting days for determining deadlines, the specific date referenced as either the Binding Agreement Date or the date from which the deadline shall be counted will be day zero.

f. **Material Relationship:** A material relationship shall mean any actually known personal, familial, social, or business relationship between the broker or the broker's affiliated licensees and any other party to this transaction which could impair the ability of the broker or affiliated licensees to exercise fair and independent judgment relative to their client.

6. **WARNING TO BUYERS AND SELLERS: BEWARE OF CYBER-FRAUD.** Fraudulent e-mails attempting to get the buyer and/or seller to wire money to criminal computer hackers are increasingly common in real estate transactions. Specifically, criminals are impersonating the online identity of the actual mortgage lender, closing attorney, real estate broker or other person or companies involved in the real estate transaction. In that role, the criminals send fake wiring instructions attempting to trick buyers and/or sellers into wiring them money related to the real estate transaction, including, for example, the buyer's earnest money, the cash needed for the buyer to close, and/or the seller's proceeds from the closing. These instructions, if followed, will result in the money being wired to the criminals. In many cases, the fraudulent email is believable because it is sent from what appears to be the email address/domain of the legitimate company or person responsible for sending the buyer or seller wiring instructions. The buyer and/or seller should verify wiring instructions sent by email by independently looking up and calling the telephone number of the company or person purporting to have sent them. Buyers and sellers should never call the telephone number provided with wiring instructions sent by email since they may end up receiving a fake verification from the criminals. Buyer and sellers should be on special alert for: 1) emails directing the buyer and/or seller to wire money to a bank or bank account in a state other than Georgia; and 2) emails from a person or company involved in the real estate transaction that are slightly different (often by one letter, number, or character) from the actual email address of the person or company.

7. **LIMIT ON BROKER'S LIABILITY. BUYER AND SELLER ACKNOWLEDGE THAT BROKER(S):**

a. **SHALL, UNDER NO CIRCUMSTANCES, HAVE ANY LIABILITY GREATER THAN THE AMOUNT OF THE REAL ESTATE COMMISSION PAID HEREUNDER TO BROKER (EXCLUDING ANY COMMISSION AMOUNT PAID TO A COOPERATING REAL ESTATE BROKER, IF ANY) OR, IF NO REAL ESTATE COMMISSION IS PAID TO BROKER, THEN THE SUM OF $100; AND**

b. **NOTWITHSTANDING THE ABOVE, SHALL HAVE NO LIABILITY IN EXCESS OF $100 FOR ANY LOSS OF FUNDS AS THE RESULT OF WIRE OR CYBER FRAUD.**

8. **Exhibits and Addenda.** All exhibits and/or addenda attached hereto, listed below, or referenced herein are made a part of this Agreement.

- ☒ All Cash Sale Exhibit (F401) "A"
- ☐ Back-up Agreement Contingency Exhibit (F604) "_______"
- ☐ Closing Attorney Acting as Holder of Earnest Money Exhibit (F510) "_______"
- ☐ Community Association Disclosure Exhibit (F322) "_______"
- ☐ Condominium Resale Purchase and Sale Exhibit (F204) "_______"
- ☐ Conventional Loan Contingency Exhibit (F404) "_______"
- ☐ FHA Loan Contingency Exhibit (F407) "_______"
- ☐ Lead-Based Paint Exhibit (F316) "_______"
- ☐ Lease Purchase and Sale Exhibit (F207) (to be used with F916) "_______"
- ☐ Lease for Lease/Purchase Agreement (F916) (to be used with F207) "_______"
- ☒ Legal Description Exhibit (F807 or other) "B"
- ☐ Loan Assumption Exhibit (F416) "_______"
- ☐ Sale or Lease of Buyer's Property Contingency Exhibit (F601) "_______"
- ☒ Seller's Property Disclosure Statement Exhibit (F301, F302, F304, F307 or F310) "C"
- ☒ Survey of Property as Exhibit "D"
- ☐ Temporary Occupancy Agreement for Seller after Closing Exhibit (F219) "_______"
- ☐ USDA-RD Loan Contingency Exhibit (F413) "_______"
- ☐ VA Loan Contingency Exhibit (F410) "_______"
- ☐ Other ____

SPECIAL STIPULATIONS: The following Special Stipulations are made a part of this Agreement.

Within 24 hours of binding agreement date, seller to provide seller's disclosure and plat and to be attached to contract as exhibits hereunto.

☐ **Additional Special Stipulations (F246) are attached.**

By signing this Agreement, Buyer and Seller acknowledge that they have each read and understood this Agreement and agree to its terms.

Buyer Acceptance and Contact Information

1 **Buyer's Signature** [signature]

Yevgeni Davidzon c/o HCO 1, LLC — Jul 19, 2022
Print or Type Name — Date

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

Buyer's E-mail Address

2 **Buyer's Signature**

Print or Type Name — Date

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

Buyer's E-mail Address

☐ **Additional Signature Page (F267) is attached.**

Seller Acceptance and Contact Information

Jason Roderick c/o Red Hawk Holdings of GA LLC
1 **Seller's Signature**

Jul 19, 2022
Print or Type Name — Date

Seller's Address for Receiving Notice

Seller's Phone Number: ☐ Cell ☐ Home ☐ Work

Seller's E-mail Address

2 **Seller's Signature**

Print or Type Name — Date

Seller's Address for Receiving Notice

Seller's Phone Number: ☐ Cell ☐ Home ☐ Work

Seller's E-mail Address

☐ **Additional Signature Page (F267) is attached.**

Buyer's Broker/Affiliated Licensee Contact Information

HARRY NORMAN REALTORS
Buyer Brokerage Firm

Logan Fitts — Jul 19, 2022
Broker/Affiliated Licensee Signature — Date

Logan Fitts — 391447
Print or Type Name — GA Real Estate License #

7068514486 — N/A
Licensee's Phone Number — Fax Number

Logan.fitts@harrynorman.com
Licensee's E-mail Address

NEGBOR
REALTOR® Membership

252 W Main St, Blue Ridge GA 30513
Broker's Address

7068514486 — N/A
Broker's Phone Number — Fax Number

PREMI — H-19900
MLS Office Code — Brokerage Firm License Number

Seller's Broker/Affiliated Licensee Contact Information

HARRY NORMAN REALTORS
Seller Brokerage Firm

Logan Fitts — Jul 19, 2022
Broker/Affiliated Licensee Signature — Date

Logan Fitts — 391447
Print or Type Name — GA Real Estate License #

7068514486 — N/A
Licensee's Phone Number — Fax Number

Logan.fitts@harrynorman.com
Licensee's Email Address

NEGBOR
REALTOR® Membership

252 W Main St, Blue Ridge GA 30513
Broker's Address

7068514486 — N/A
Broker's Phone Number — Fax Number

PREMI — H-19900
MLS Office Code — Brokerage Firm License Number

Binding Agreement Date: The Binding Agreement Date in this transaction is the date of ______________________ and has been filled in by ______________________.

SPECIAL STIPULATIONS

2022 Printing

These Special Stipulations are part of the 326 Tanglewood Cove Blue Ridge 30513

Agreement dated Jul 19, 2022.

[NOTE: The language set forth in this special stipulation(s) is furnished by the parties and is particular to this transaction.]

Force Majeure: All parties acknowledge that this contract is made at a time when the spread of COVID-19 may (or may not) cause unforeseeable delays or render it impossible for one or more parties to perform their contractual obligations timely. If a party is unable to meet a specific deadline hereunder due to (a) quarantine ordered by a government authority or an attending physician, (b) hospitalization of self or an immediate family member, (c) inability of a vendor, agent or attorney whose cooperation is required to perform, (d) or similar unforeseen impediment related to the COVID-19 emergency that is outside the reasonable control of the delayed party, then as soon as reasonably possible, the delayed party shall give notice of the delay to the other party along with a proposed amendment to extend the deadline. The deadline extension shall be no longer than reasonably necessary and practical for the delay to be resolved and the acts to be performed. The party receiving notice shall have the option to extend the deadline as proposed, provided that their agreement shall not be unreasonably withheld.

Potential Delay of Closing Due to Coronavirus: Upon notice to the other party given on or prior to the date of closing, Buyer or Seller may unilaterally extend the date of closing based on circumstances related to Coronavirus (COVID-19) that make the date of closing impossible to complete. The date of closing shall be extended by the number of days reasonably necessary for the delay to be resolved and the closing to be performed. Any timeline originally calculated to run based on the date of closing may extend as necessary to align with the amended closing date.

Buyer's/Tenant's Initials: ______ Seller's/Landlord's Initials: ______

Buyer's/Tenant's Broker's Initials: ______ Seller's/Landlord's Broker's Initials: ______
(or Broker's Affiliated Licensee) (or Broker's Affiliated Licensee)

Affiliated Business Arrangement Disclosure Statement

To: Yevgeni Davidzon c/o HCO 1, LLC Property: 326 Tanglewood Cove

From: Harry Norman Realtors Date: Jul 19, 2022

This is to give you notice that HN Real Estate Group, L.L.C. and HN Real Estate Group N.C., Inc. both doing business as Harry Norman, REALTORS® (together, "Harry Norman, REALTORS®"), HomeServices Relocation, LLC, Prosperity Home Mortgage, LLC, Township Title Services, LLC, HN Insurance Services, LLC, and Vanderbilt Mortgage and Finance Inc doing business as Silverton Mortgage ("Silverton Mortgage") are part of a family of companies (the "Affiliated Companies") owned by Berkshire Hathaway, Inc. ("Berkshire Hathaway"), and each may refer to you the services of another. Harry Norman, REALTORS®, HomeServices Relocation, LLC and Prosperity Home Mortgage, LLC are each wholly owned either directly or through one or more subsidiaries by HomeServices of America, Inc. ("HSoA"), a Berkshire Hathaway affiliate. Township Title Services, LLC is owned 50% by HN Real Estate Group, L.L.C. and 50% by Campbell & Brannon, LLC. HN Insurance Services, LLC is owned 50% by HomeServices Insurance, Inc. ("HSI"), a wholly-owned direct subsidiary of HSoA. Silverton Mortgage is a wholly-owned indirect subsidiary of Clayton Homes, a Berkshire Hathaway affiliate. Because of these relationships, the referral of a customer (including you) by any of the Affiliated Companies to another may provide the referring company, its affiliates, and/or their employees with a financial or other benefit.

In addition, while Harry Norman, REALTORS® is not affiliated with American Home Shield Corporation and Edge & Kimbell Law, LLC, it does advertise them for a fixed service fee.

Set forth below is the estimated charge or range of charges for each of the services listed. You are NOT required to use any of these service providers as a condition of the sale of the subject property or to obtain access to any settlement service.

THERE ARE FREQUENTLY OTHER SETTLEMENT SERVICE PROVIDERS AVAILABLE WITH SIMILAR SERVICES. YOU ARE FREE TO SHOP AROUND TO DETERMINE THAT YOU ARE RECEIVING THE BEST SERVICES AND THE BEST RATE FOR THESE SERVICES.

Service Provider	Service Provided	Charge or Range of Charges
Prosperity Home Mortgage, LLC	Loan Origination Fee	$0 - $1,199 (2% of loan amount on some bond products)
	Appraisal	$425 - $1,102
	Third Party Fees	$33 - $215 (credit report, tax service fee, flood cert fee)
HomeServices Relocation, LLC	Relocation Services	Fees paid by real estate broker
Township Title Services, LLC	Lender's Policy	$2.50 - $4.00 per $1,000 of coverage, based on underwriter, type of policy and amount of coverage (minimum $200)
	Owner's Policy	$3.20 - $5.25 per $1,000 of coverage, based on underwriter and total amount of coverage (minimum $270)
	Closing Protection Letter	$45 - $50 depending upon underwriter
Campbell & Brannon, LLC	Settlement Fee	$595 - $775
	Title Search and Exam Fee	$200 - $265 per property
	Title Update	$50 (when required)
	Document Preparation Fee	$75
	Other	Additional services available for an added fee
Edge & Kimbell Law, LLC	Settlement Fee	$475 - $575
	Title Exam Fee	$255 per property
	Document Preparation Fee	$100
	Title Binder Fee	$50
	Post-Closing Fee	$75
	Closing Protection Letter	$50
	Other	Additional services available for an added fee
Harry Norman, REALTORS®	Broker's Commission	7% of the sales price or 6% plus $225 for residential homes; 10% for vacant land sales
HN Insurance Services, LLC*	Homeowner's Insurance	$150 - $10,000 annual premium, depending on product and associated risk assessments (e.g., age of home, credit score, past claims of the insured, etc.)
Silverton Mortgage	Loan Origination Fee	0 – 2.75% of the loan amount (includes third party fees)
	Appraisal	$475 - $900
American Home Shield Corporation	Home Warranty	$350 - $3,907, depending on property and optional coverage

ACKNOWLEDGEMENT: I/we have read this disclosure form and understand that the Affiliated Companies may refer me/us to purchase the above-described settlement service(s) from one another and that any such referrals may provide the referring company, its affiliates, and/or their employees with a financial or other benefit.

Jul 19, 2022			
Signature	(Date)	Signature	(Date)

* In rare cases, your insurance policy may instead be issued by Trident Insurance Agency Company LP or Long & Foster Insurance Agency, Inc., affiliates of HSI, or under another of its trade names. HSI's trade names include: Edina Realty Insurance Agency, Home Team Insurance, HomeServices Insurance Agency, InsuranceSouth, Long Insurance Group, PCG Agencies, PCG Insurance Agency and ReeceNichols Insurance.

DON'T LET SCAM ARTISTS STEAL YOUR MONEY!

Because you are going to be involved in a real estate transaction where money is changing hands, **you are a potential target for cyber-criminals**. These sophisticated criminals could:

- **Try to hack into your email account or the email of other persons involved in your transaction and direct you to send a wire to the hacker's account.**

- **They can even send you emails that appear to be from your agent, your closer or another trusted source!**

! **WHEN YOU ARE USING HARRY NORMAN, REALTORS® AND OUR FAMILY OF SERVICES TO CLOSE YOUR SALE, WE WILL NEVER ASK YOU TO WIRE MONEY VIA EMAIL, EVER!**

If you receive a wiring instruction, even if it appears legitimate, **do not send money to that account**. Always call to verify such instruction.

To notify Harry Norman, REALTORS® of suspected fraud, contact: fraud@harrynorman.com or 404-504-7333. Additionally, call your sales agent.

Closing with another company? Always contact the closer directly before wiring any money. To ensure it's the closing company:

- **Do not use a phone number or other contact information from an email.**

- **Use a business number from another source (such as the closing company's website) to make sure you are actually talking to your closer and not someone intent on stealing your money.**

I acknowledge the above information:

[signature] Jul 19, 2022

(Buyer/Seller) (Date) (Buyer/Seller) (Date)

ALL CASH SALE
(NO FINANCING CONTINGENCY)
EXHIBIT "A"

HARRY NORMAN REALTORS®

Georgia REALTORS®

2022 Printing

This Exhibit is part of the Agreement with an Offer Date of Jul 19, 2022 for the purchase and sale of that certain Property known as: **326 Tanglewood Cove**, **Blue Ridge**, Georgia **30513**.

1. **All Cash Sale.** While Buyer has sufficient liquid assets to purchase the Property in this transaction for "all cash", Buyer:
   A. ☒ reserves the right to pay all or a portion of the purchase price by obtaining an institutional first mortgage secured by a deed to secure debt on the Property; AND/OR
   ☐ reserves the right to pay all or a portion of the purchase price by obtaining a non-institutional first mortgage or other loan (including a private "hard-money" loan).

   OR

   B. ☐ shall not have the right to obtain a mortgage financing to pay for all or a portion of the purchase price of the Property. The Buyer is not obtaining a loan; therefore, the Buyer has no right to unilaterally extend the closing date for eight (8) days for reasons of mortgage lender delay.

2. **Verification of Funds.** Within 3 days from the Binding Agreement Date Buyer shall be obligated to provide or cause to be provided to Seller information describing in specific detail all of the sources of Buyer's funds to purchase the Property ("Required Information"). The Required Information shall consist of at least one of the following:
   A. A letter or letters from a trust, stock brokerage firm and/or financial institution holding funds, stocks, bonds and/or other assets (hereinafter collectively referred to as "Assets") of or on behalf of Buyer and dated subsequent to the Binding Agreement Date stating that Buyer has funds of at least an amount specified in the letter and/or Assets on deposit with the institution of a value specified in the letter, that are sufficient to allow Buyer to complete the purchase of the Property;
   B. An account statement or statements from the trust, stock brokerage firm and/or financial institution(s) holding funds and/or Assets confirming a specific amount of funds and/or Assets on deposit with the institution. Such account statement must be for the regular time period that such statements are issued immediately preceding the Binding Agreement Date.

3. **Authorization and Security.** Buyer does hereby authorize Seller and Listing Broker to communicate with any person providing information regarding Buyer's source of funds to purchase the Property to verify such information and to answer any questions Seller or Listing Broker may have regarding the source of Buyer's funds to purchase the Property. In providing any account statement to Seller, Buyer shall be entitled to delete or otherwise shield account numbers, social security numbers, telephone numbers and other information the release of which could jeopardize the security of the account or put the Buyer at greater risk of identity theft.

4. **Seller's Right to Terminate.** In the event Buyer fails to provide Seller with the Required Information within the timeframe set forth above, Seller shall notify Buyer of the default and give Buyer three (3) days from the date of the delivery of the notice to cure the same. If Buyer does not timely cure the default, Seller may terminate this Agreement within seven (7) days thereafter due to Buyer's default upon notice to Buyer. In the event Seller does not terminate this Agreement within that timeframe, the right to terminate on this basis shall be waived.

5. **Appraisal Contingency.** In addition to the other rights of Buyer set forth herein, this Agreement ☐ shall or ☒ shall not be subject to the Property appraising for at least the purchase price. Buyer shall have the rights set forth in this exhibit in the event the Property does not appraise for at least the purchase price in accordance with the terms and conditions set forth below:
   A. Type of Appraisal: The appraisal shall be a "certified appraisal" of the Property (as that term is defined in O.C.G.A. § 43-39A-2) performed or signed off by a licensed or certified appraiser (as those terms are defined in the rules and regulations of the Georgia Real Estate Appraiser's Board) and include a statement that the appraiser performed an "independent appraisal assignment" (as that term is defined in O.C.G.A. § 43-39A-2(24)) with respect to the Property.
   B. Selection of Appraiser: The appraiser shall be selected by *[Select one. The sections not selected shall not be a part of this Agreement.]:* ☐ Buyer, ☐ Seller, OR ☐ Other (______________________________); and all parties agree that this appraiser shall only perform a single certified appraisal of the Property.

C. Rights of Buyer If Property Does Not Appraise: If any appraisal performed pursuant to and in accordance with this exhibit is for less than the purchase price of the Property, the Buyer shall have the right to request within N/A days from the Binding Agreement Date that Seller reduce the sales price of the Property to a price not less than the appraisal price by submitting an Amendment to Sales Price ("ATSP") to Seller along with a complete copy of the appraisal which is for less than the purchase price. In the event that Buyer does not submit an ATSP within the time frame referenced above, Buyer shall be deemed to have waived Buyer's right to request a reduction in the sales price and this Agreement shall no longer be subject to an appraisal contingency. The time limit of the offer for the Seller to accept or reject the ATSP shall run through the earlier of: (1) three (3) days from the date that the ATSP is delivered to Seller; or (2) the time of closing (excluding any extensions of the closing resulting from the unilateral extension of the closing date).

If Seller does not accept the ATSP, Buyer shall have the right, but not the obligation, to terminate this Agreement without penalty upon notice to Seller, provided that such notice is given within three (3) days of the earlier of: (a) the date that Buyer receives notice that Seller has not accepted the ATSP; or (b) the last date Seller could have accepted the ATSP. In neither circumstance shall the Buyer's right to terminate extend beyond the time of closing.

D. Buyer Not Obligated to Seek Price Reduction: Nothing herein shall require Buyer to seek any reduction in the sales price of the Property. If Buyer does not seek a reduction in the sales price, Buyer shall be obligated to purchase the Property for the price agreed to by the parties in the Agreement.

Buyer's Initials: ______________________ Seller's Initials: ______________________


AC.
B
15,726 S.F.
B
21,562 S.F.
30
A
12,611 S.F.
A
11,266 S.F.
A
33,586 S.F.
A
15,391 SQ FT
A
9657 S.F.
A
19,288 SQ FT
C/L OF
30'
R/W
N 43°41'E
N 51°59'E
N 66°29'E
B
15
SOLD
B
SOLD
14
16C
28,767 SQ FT
R/W 15 P/L
C
SOLD
HIGHTOP CIRCLE
30' R/W
C/L 30'
NO ACCESS
13
B
41,788 SQ FT
C
49,072 SQ FT
20' ACCESS RD
B
43,937 SQ FT
12
C
27,080 SQ FT
D
14,120 SQ FT
C
35,524 SQ FT
NO ACCESS
D
30,973 SQ FT
A
33,867 S.F.
B-1
11
25,600 S.F.
B-2
39,474 S.F.
C
39,470 S.F.
TIS GIBSON

OD COVE

300 400

FROM BOUNDARY

...... County, Clerk's Office Superior Court

...ecord 8 day of Aug 19 85

4:05 o'clock P. M. Recorded Aug 8 19 85

GEORGIA REGISTERED No. 1553 PROFESSIONAL LAND SURVEYOR DUGGER P. KIKER

SELLER'S PROPERTY DISCLOSURE STATEMENT
EXHIBIT "C"

HARRY NORMAN REALTORS

Georgia REALTORS

2022 Printing

This Seller's Property Disclosure Statement ("Statement") is an exhibit to the Purchase and Sale Agreement with an Offer Date of ____________ for the Property (known as or located at: **326 Tanglewood Cove** **Blue Ridge**, Georgia, **30513**). This Statement is intended to make it easier for Seller to fulfill Seller's legal duty to disclose hidden defects in the Property of which Seller is aware. Seller is obligated to disclose such defects even when the Property is being sold "as-is."

A. INSTRUCTIONS TO SELLER IN COMPLETING THIS STATEMENT.

In completing this Statement, Seller agrees to:

(1) answer all questions in reference to the Property and the improvements thereon;
(2) answer all questions fully, accurately and to the actual knowledge and belief of all Sellers;
(3) provide additional explanations to all "yes" answers in the corresponding Explanation section below each group of questions (including providing to Buyer any additional documentation in Seller's possession), unless the "yes" answer is self-evident;
(4) promptly revise the Statement if there are any material changes in the answers to any of the questions prior to closing and provide a copy of the same to the Buyer and any Broker involved in the transaction.

B. HOW THIS STATEMENT SHOULD BE USED BY BUYER. Caveat emptor or "buyer beware" is the law in Georgia. Buyer should conduct a thorough inspection of the Property. If Seller has not occupied the Property recently, Seller's knowledge of the Property's condition may be limited. Buyer is expected to use reasonable care to inspect the Property and confirm that is suitable for Buyer's purposes. If an inspection of the Property reveals problems or areas of concern that would cause a reasonable Buyer to investigate further, Buyer should investigate further. A "yes" or "no" answer to a question means "yes" or "no" to the actual knowledge and belief of all Sellers of the Property.

C. SELLER DISCLOSURES.

1. GENERAL:	YES	NO
(a) What year was the main residential dwelling constructed? 1984		
(b) Is the Property vacant?	X	
If yes, how long has it been since the Property has been occupied? 6 months		
(c) Is the Property or any portion thereof leased?		X
(d) Has the Property been designated as historic or in a historic district where permission must be received to make modifications and additions?		X
EXPLANATION:		

2. COVENANTS, FEES, and ASSESSMENTS:	YES	NO
(a) Is the Property subject to a recorded Declaration of Covenants, Conditions, and Restrictions ("CC&Rs") or other similar restrictions?		X
(b) Is the Property part of a condominium or community in which there is a community association? **IF YES, SELLER TO COMPLETE AND PROVIDE BUYER WITH A "COMMUNITY ASSOCIATION DISCLOSURE EXHIBIT" GAR F322.**		X
EXPLANATION:		

3. LEAD-BASED PAINT:	YES	NO
(a) Was any part of the residential dwelling on the Property or any painted component, fixture, or material used therein constructed or manufacture prior to 1978? **IF YES, THE "LEAD-BASED PAINT EXHIBIT" GAR F316 MUST BE EXECUTED BY THE PARTIES AND THE "LEAD-BASED PAINT PAMPHLET" GAR CB04 MUST BE PROVIDED TO THE BUYER.**		X

4. STRUCTURAL ITEMS, ADDITIONS AND ALTERATIONS:	YES	NO
(a) Has there been any settling, movement, cracking or breakage of the foundations or structural supports of the improvements?		X
(b) Have any structural reinforcements or supports been added?		X
(c) Have there been any additions, structural changes, or any other major alterations to the original improvements or Property, including without limitation pools, carports or storage buildings?		X
(d) Has any work been done where a required building permit was not obtained?		X
(e) Are there violations of building codes, housing codes, or zoning regulations (not otherwise grandfathered)?		X
(f) Have any notices alleging such violations been received?		X
(g) Is any portion of the main dwelling a mobile, modular or manufactured home?		X
(h) Was any dwelling or portion thereof (excluding mobile, modular and manufactured dwelling) moved to the site from another location?		X

EXPLANATION:

5. SYSTEMS and COMPONENTS:	YES	NO
(a) Has any part of the HVAC system(s) been replaced during Seller's ownership?	X	
(b) Date of last HVAC system(s) service: New		
(c) Is any heated and cooled portion of the main dwelling not served by a central heating and cooling system?		X
(d) Is any portion of the heating and cooling system in need of repair or replacement?		X
(e) Does any dwelling or garage have aluminum wiring other than in the primary service line?		X
(f) Are any fireplaces decorative only or in need of repair?		X
(g) Have there been any reports of damaging moisture behind exterior walls constructed of synthetic stucco?		X
(h) Are any systems/components subject to a lease or rental payment plan (i.e. HVAC, security system, appliances, alternate energy source systems, etc.)?		X

EXPLANATION:

6. SEWER/PLUMBING RELATED ITEMS:	YES	NO
(a) Approximate age of water heater(s): New years		
(b) What is the drinking water source: ☒ public ☐ private ☐ well		
(c) If the drinking water is from a well, give the date of last service: ______		
(d) If the drinking water is from a well, has there ever been a test the results of which indicate that the water is not safe to drink? If yes, date of testing: ______		
(e) What is the sewer system: ☐ public ☐ private ☒ septic tank		
(f) If the Property is served by a septic system, how many bedrooms was the septic system approved for by local government authorities? 2		
(g) Is the main dwelling served by a sewage pump?		X
(h) Has any septic tank or cesspool on Property ever been professionally serviced?	X	
If yes, give the date of last service: June		
(i) Are there any leaks, backups, or other similar problems with any portion of the plumbing, water, or sewage systems or damage therefrom?		X
(j) Is there presently any polybutylene plumbing, other than the primary service line?		X
(k) Has there ever been any damage from a frozen water line, spigot, or fixture?		X

EXPLANATION:

7. ROOFS, GUTTERS, and DOWNSPOUTS:	YES	NO
(a) Approximate age of roof on main dwelling: ____?____ years.		
(b) Has any part of the roof been repaired during Seller's ownership?	X	
(c) Are there any roof leaks or other problems with the roof, roof flashing, gutters, or downspouts?		X

EXPLANATION: Small area of plywood was replaced. All metal screws were replaced on roof

8. FLOODING, DRAINING, MOISTURE, and SPRINGS:	YES	NO
(a) Is there now or has there been any water intrusion in the basement, crawl space or other parts of any dwelling or garage or damage therefrom?		X
(b) Have any repairs been made to control water intrusion in the basement, crawl space, or other parts of any dwelling or garage?		X
(c) Is any part of the Property or any improvements thereon presently located in a Special Flood Hazard Area?		X
(d) Has there ever been any flooding?		X
(e) Are there any streams that do not flow year round or underground springs?		X
(f) Are there any dams, retention ponds, storm water detention basins, or other similar facilities?		X

EXPLANATION:

9. SOIL AND BOUNDARIES:	YES	NO
(a) Are there any landfills (other than foundation backfill), graves, burial pits, caves, mine shafts, trash dumps or wells (in use or abandoned)?		X
(b) Is there now or has there ever been any visible soil settlement or movement?		X
(c) Are there presently any encroachments, unrecorded easements or boundary line disputes with a neighboring property owner?		X
(d) Do any of the improvements encroach onto a neighboring property?		X
(e) Is there a shared driveway, alleyway, or private road servicing the Property?		X

EXPLANATION:

10. TERMITES, DRY ROT, PESTS, and WOOD DESTROYING ORGANISMS:	YES	NO
(a) Are you aware of any wildlife accessing the attic or other interior portions of the residence?		X
(b) Is there any damage or hazardous condition resulting from such wildlife intrusion; from insects (such as termites, bees and ants); or by fungi or dry rot?		X
(c) Is there presently a bond, warranty or service contract for termites or other wood destroying organisms by a licensed pest control company?		X
If yes, what is the cost to transfer? $ ___________ What is the annual cost? _____________		
If yes, company name/contact: ________________________________		
Coverage: ☐ re-treatment and repair ☐ re-treatment ☐ periodic inspections only		
Expiration Date ____________________ Renewal Date ____________________		

EXPLANATION:

11. ENVIRONMENTAL, HEALTH, and SAFETY CONCERNS:	YES	NO
(a) Are there any underground tanks or toxic or hazardous substances such as asbestos?		X
(b) Has Methamphetamine ("Meth") ever been produced on the Property?		X
(c) Have there ever been adverse test results for radon, lead, mold or any other potentially toxic or environmentally hazardous substances?		X

EXPLANATION:

12. LITIGATION and INSURANCE:	YES	NO
(a) Is there now or has there been any litigation therein alleging negligent construction or defective building products?		X
(b) Has there been any award or payment of money in lieu of repairs for defective building products or poor construction?		X
(c) Has any release been signed regarding defective products or poor construction that would limit a future owner from making any claims?		X
(d) During Seller's ownership have there been any insurance claims for more than 10% of the value of the Property?		X
(e) Is the Property subject to a threatened or pending condemnation action?		X
(f) How many insurance claims have been filed during Seller's ownership? 0		

EXPLANATION:

13. OTHER HIDDEN DEFECTS:	YES	NO
(a) Are there any other hidden defects that have not otherwise been disclosed?		X

EXPLANATION:

14. AGRICULTURAL DISCLOSURE:	YES	NO
(a) Is the Property within, partially within, or adjacent to any property zoned or identified on an approved county land use plan as agricultural or forestry use?		X
(b) Is the Property receiving preferential tax treatment as an agricultural property?		X

It is the policy of this state and this community to conserve, protect, and encourage the development and improvement of farm and forest land for the production of food, fiber, and other products, and also for its natural and environmental value. This notice is to inform prospective property owners or other persons or entities leasing or acquiring an interest in real property that property in which they are about to acquire an interest lies within, partially within, or adjacent to an area zoned, used, or identified for farm and forest activities and that farm and forest activities occur in the area. Such farm and forest activities may include intensive operations that cause discomfort and inconveniences that involve, but are not limited to, noises, odors, fumes, dust, smoke, insects, operations of machinery during any 24-hour period, storage and disposal of manure, and the application by spraying or otherwise of chemical fertilizers, soil amendments, herbicides, and pesticides. One or more of these inconveniences may occur as the result of farm or forest activities which are in conformance with existing laws and regulations and accepted customs and standards.

ADDITIONAL EXPLANATIONS (If needed):

D. FIXTURES CHECKLIST

Directions on HOW TO USE: It is often unclear what constitutes a fixture which remains with the Property versus personal property which does not remain with the Property. **To avoid disputes, Seller shall have the right to remove all items on the checklist below that are left blank. THE ITEMS ON THE CHECKLIST BELOW THAT ARE CHECKED OR MARKED SHALL REMAIN WITH THE PROPERTY.** All items remaining with Property shall include remotes and/or all accessories necessary for use. Unless otherwise indicated, if an item is left blank, the Seller may remove all of that item from the Property. For example, if "Refrigerator" is left blank, Seller may remove all Refrigerators on the Property. This checklist is intended to supersede the common law of fixtures with regard to the items below. The common law of fixtures shall apply to all items not on this checklist. Seller shall remove all items left blank below prior to closing or the transfer of possession, whichever is later. Seller shall lose the right to remove those items not timely removed but shall remain liable for the cost of Buyer having to dispose of such items provided that Buyer disposes of them within 30 days after Closing. In removing items, Seller shall use reasonable care to prevent and repair damage to the area where the item was removed.

Items identified as remaining with the Property shall mean those specific items as they existed in the Property as of the Offer Date. No such item shall be removed from the Property unless it is broken or destroyed. In the event such item is removed, it shall be replaced with a substantially identical item, if reasonably available. If not reasonably available, it shall be replaced with a substantially similar item of equal quality and value, or better. The same or newer model of the item being replaced in the same color and size and with the same functions or better shall be considered substantially identical. This section entitled "Fixtures Checklist" shall survive Closing.

Appliances
- ☐ Clothes Dryer
- ☐ Clothes Washing Machine
- ☒ Dishwasher
- ☐ Garage Door Opener
- ☐ Garbage Disposal
- ☒ Ice Maker
- ☒ Microwave Oven
- ☒ Oven
- ☐ Refrigerator w/o Freezer
- ☒ Refrigerator/Freezer
- ☐ Free Standing Freezer
- ☒ Stove
- ☐ Surface Cook Top
- ☐ Trash Compactor
- ☐ Vacuum System
- ☐ Vent Hood
- ☐ Warming Drawer
- ☐ Wine Cooler

Home Media
- ☐ Amplifier
- ☐ Cable Jacks
- ☐ Cable Receiver
- ☐ Cable Remotes
- ☐ Intercom System
- ☐ Internet HUB
- ☐ Internet Wiring
- ☐ Satellite Dish
- ☐ Satellite Receiver
- ☐ Speakers
- ☐ Speaker Wiring
- ☐ Switch Plate Covers
- ☐ Television (TV)
- ☐ TV Antenna
- ☐ TV Mounts/Brackets
- ☐ TV Wiring

Interior Fixtures
- ☒ Ceiling Fan
- ☐ Chandelier
- ☐ Closet System
- ☒ Fireplace (FP)
- ☐ FP Gas Logs
- ☒ FP Screen/Door
- ☐ FP Wood Burning Insert
- ☒ Light Bulbs
- ☒ Light Fixtures
- ☒ Mirrors
  - ☒ Wall Mirrors
  - ☒ Vanity (hanging) Mirrors
- ☐ Shelving Unit & System
- ☐ Shower Head/Sprayer
- ☐ Storage Unit/System
- ☐ Window Blinds (and Hardware)
- ☐ Window Shutters (and Hardware)
- ☐ Window Draperies (and Hardware)
- ☒ Unused Paint

Landscaping / Yard
- ☐ Arbor
- ☐ Awning
- ☐ Basketball Post and Goal
- ☐ Birdhouses
- ☐ Boat Dock
- ☐ Fence - Invisible
- ☐ Dog House
- ☐ Flag Pole
- ☐ Gazebo
- ☐ Irrigation System
- ☐ Landscaping Lights
- ☐ Mailbox
- ☐ Out/Storage Building
- ☐ Porch Swing
- ☐ Statuary
- ☐ Stepping Stones
- ☐ Swing Set
- ☐ Tree House
- ☐ Trellis
- ☐ Weather Vane

Recreation
- ☐ Aboveground Pool
- ☐ Gas Grill
- ☐ Hot Tub
- ☒ Outdoor Furniture
- ☐ Outdoor Playhouse
- ☐ Pool Equipment
- ☐ Pool Chemicals
- ☐ Sauna

Safety
- ☐ Alarm System (Burglar)
- ☐ Alarm System (Smoke/Fire)
- ☐ Security Camera
- ☐ Carbon Monoxide Detector
- ☐ Doorbell
- ☐ Door & Window Hardware
- ☐ Fire Sprinkler System
- ☐ Gate
- ☐ Safe (Built-In)
- ☐ Smoke Detector
- ☐ Window Screens

Systems
- ☐ A/C Window Unit
- ☐ Air Purifier
- ☐ Whole House Fan
- ☐ Attic Ventilator Fan
- ☐ Ventilator Fan
- ☐ Car Charging Station
- ☐ Dehumidifier
- ☐ Generator
- ☐ Humidifier
- ☒ Propane Tank
- ☐ Propane Fuel in Tank
- ☐ Fuel Oil Tank
- ☐ Fuel Oil in Tank
- ☐ Sewage Pump
- ☐ Solar Panel
- ☐ Sump Pump
- ☒ Thermostat
- ☐ Water Purification System
- ☐ Water Softener System
- ☐ Well Pump

Other
- ☐ ____________________
- ☐ ____________________
- ☐ ____________________
- ☐ ____________________

Clarification Regarding Multiple Items. Items identified above as remaining with Property where Seller is actually taking one or more of such items shall be identified below. For example, if "Refrigerator" is marked as staying with the Property, but Seller is taking the extra refrigerator in the basement, the extra refrigerator and its location shall be described below. This section shall control over any conflicting or inconsistent provisions contained elsewhere herein.

____
____
____

Items Needing Repair. The following items remaining with Property are in need of repair or replacement:

____
____
____
____

RECEIPT AND ACKNOWLEDGEMENT BY BUYER

Buyer acknowledges receipt of this Seller's Property Disclosure Statement.

1 Buyer's Signature

Print or Type Name

Jul 19, 2022
Date

2 Buyer's Signature

Print or Type Name

Date

☐ **Additional Signature Page (F267) is attached.**

SELLER'S REPRESENTATION REGARDING THIS STATEMENT

Seller represents that the questions in this Statement have been answered to the actual knowledge and belief of all Sellers of the Property

Jason Roaderick c/o Red Hawk Holdings of GA LLC
1 Seller's Signature

Jason Roaderick
Print or Type Name

Jul 17, 2022
Date

2 Seller's Signature

Print or Type Name

Date

☐ **Additional Signature Page (F267) is attached.**

Return Recorded Document to:
Brett Jones, Attorney at Law PC
146 River Street
Ellijay, GA 30540

LIMITED
WARRANTY DEED

STATE OF GEORGIA
COUNTY OF GILMER

FILE #: **21C2110**

THIS INDENTURE made this 5 day of **January, 2022,** between **Adam S. Sugg and Victoria J. Jacobs-Sugg** of the County of Fannin and State of Georgia, as party or parties of the first part, hereinunder called Grantor, and **Red Hawk Holdings of GA, LLC, a Georgia Limited Liability Company** as party or parties of the second part, hereinafter called Grantee (the words "Grantor" and "Grantee" to include their respective heirs, successors and assigns where the context requires
or permits).

WITNESSETH that: Grantor, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable considerations in hand paid, at and before the sealing and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed, and by these presents does grant, bargain, sell, alien, convey and confirm unto the said Grantee.

All that tract or parcel of land lying and being in Land Lot 301 of the 8th District, 2nd Section of Fannin County, Georgia, and being designated as Lots 11B-2, 12C and ~~13B~~ of Tanglewood Cove Subdivision, and being more particularly described on plat of survey prepared by Dugger P. Kiker, GRLS #1351, dated April 25, 1985 and recorded in Plat Book 15, Page 48, Fannin County, Georgia Records. Said plat is incorporated herein by reference for a more complete legal description.

Together with a permanent and perpetual thirty-foot road right of way easement for both vehicular and pedestrian traffic, over and across the graveled road, generally known as Tanglewood Drive, that leads from the paved, county road known as Dry Branch Road to the subject property.

This conveyance is subject to the following Restrictive Covenants: Septic tank and drain field will be used for sewage disposal Mobile homes and concrete block construction are prohibited except that concrete blocks may be used in foundations and chimneys A power line with the essential clearing may be installed along the road which traverses the above-described property

This Deed is given subject to all easements and restrictions of record.

TO HAVE AND TO HOLD the said tract or parcel of land, together with all and singular the rights, members and appurtenances thereof, to the same being, belonging or in anywise appertaining, to the only proper use, benefit and behoof of the said Grantee, forever in **FEE SIMPLE.**

AND THE SAID Grantor will warrant and forever defend the right and title to the above described property unto the said Grantee against the claims of all persons by, through and under the above named Grantor.

IN WITNESS WHEREOF, Grantor has hereunto set Grantor's hand and seal this day and year first above written.

Signed, sealed and delivered in presence of:

Witness

Notary Public
(NOTARY SEAL)

BRETT JONES
NOTARY
EXPIRES
GEORGIA
08/12/2022
PUBLIC
GILMER COUNTY

(SEAL)
Adam S. Sugg

(SEAL)
Victoria J. Jacobs-Sugg

PERSONAL PROPERTY AGREEMENT (BILL OF SALE)

Date: Jul 19, 2022

2022 Printing

State of Georgia
County of Fannin

For and in consideration of the sum of Ten Dollars ($10), receipt and sufficiency of which is hereby acknowledged, I agree to sell to the undersigned Buyer the following personal property hereinafter described:

PERSONAL PROPERTY

ITEM	DESCRIPTION	PRICE
	All furniture, linens, decor seen in home on 7/19/22.	
	TOTAL $	0.00

1. This Bill of Sale shall become operative only upon the closing of the Purchase and Sale Agreement, with an Offer Date of Jul 19, 2022, covering the real property located at: **326 Tanglewood Cove, Blue Ridge GA 30513**.

   Buyer shall then have all rights and title to the property and such rights shall inure to his or her respective executors, administrators, heirs or assigns. If for any reason whatsoever, the sale does not close, then this Bill of Sale covering personal property herein described shall be null and void and the consideration paid for this Bill of Sale shall be returned to the undersigned Buyer.

2. Seller warrants that Seller is the lawful owner of the personal property and states the personal property is free from all liens and encumbrances of any kind whatsoever. Seller further warrants that Seller has the right to sell the personal property and will warrant and defend the right against the lawful claims and demands of all persons.

[signature]	Jason Roaderick c/o Red Hawk Holdings of GA LLC
1 Buyer's Signature	**1 Seller's Signature**
Yevgeni Davidzon c/o HCO 1, LLC	
Print or Type Name	Print or Type Name
2 Buyer's Signature	**2 Seller's Signature**
Print or Type Name	Print or Type Name
☐ **Additional Signature Page (F267) is attached.**	☐ **Additional Signature Page (F267) is attached.**

HARRY NORMAN REALTORS

AGREEMENT TO WORK WITH BUYER AS A CUSTOMER

Georgia REALTORS®

2022 Printing

For and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, Yevgeni Davidzon c/o HCO 1, LLC as buyer ("Buyer") and HARRY NORMAN REALTORS as broker and its affiliated licensees (hereinafter collectively referred to as "Broker') do hereby enter into this agreement ("Agreement") this date of Jul 19, 2022.

1. **Agreement to Work with Buyer as Customer.** Buyer hereby agrees to work with Broker in locating real property to purchase suitable to Buyer's needs. In working with Buyer, Broker shall not be representing Buyer as a client but shall only be working with Buyer as a customer. As a customer, Broker cannot represent or advise Buyer on brokerage matters as Broker would be able to do if Broker were representing Buyer but can only perform ministerial tasks on behalf of Buyer. (The terms "client", "customer" and "ministerial acts" shall have the meaning that they have in the Brokerage Relationships in Real Estate Transactions Act, O.C.G.A. § 10-6A-1 et. seq.). Buyer or Broker can terminate this Agreement at any time upon written or electronic notice to the other party.

2. **Customer Acknowledgement Regarding Commission to Broker.** Broker will have the right to share in the commission being paid to the listing broker on any property purchased by Buyer if Broker is the procuring cause of the sale (or if Broker would have been the procuring cause but for Customer's abandonment of Broker in the transaction).

3. **Arbitration.** All claims arising out of or relating to this Agreement and the alleged acts or omissions of any or all the parties hereunder shall be resolved by arbitration in accordance with the Federal Arbitration Act 9 U.S.C. § 1 et. seq. and the rules and procedures of the arbitration company selected to administer the arbitration. Upon making or receiving a demand for arbitration, the parties shall work together in good faith to select a mutually acceptable arbitration company with offices in Georgia to administer and conduct the arbitration. If the parties cannot mutually agree on an arbitration company, the company shall be selected as follows. Each party shall simultaneously exchange with the other party a list of three arbitration companies with offices in Georgia acceptable to that party to administer and conduct the arbitration. If there is only one (1) arbitration company that is common to both lists, that company shall administer and conduct the arbitration. If there is more than one arbitration company that is common to both lists, the parties shall either mutually agree on which arbitration company shall be selected or flip a coin to select the arbitration company. If there is not initially a common arbitration company on the lists, the parties shall repeat the process by expanding their lists by two each time until there is a common name on the lists selected by the parties. The decision of the arbitrator shall be final and the arbitrator shall have authority to award attorneys' fees and allocate the costs of arbitration as part of any final award. All claims shall be brought by a party in his or her individual capacity and not as a plaintiff or class member in any purported class or representative proceeding. The arbitrator may not consolidate more than one person's claims, and may not otherwise preside over any form of a representative or class proceeding. Notwithstanding anything to the contrary contained herein, this agreement to arbitrate shall not apply to: (1) any claim regarding the handling and disbursement of earnest money; and (2) any claim of Broker regarding the entitlement to or the non-payment of a real estate commission hereunder.

4. **LIMIT ON BROKER'S LIABILITY. BUYER ACKNOWLEDGES THAT BROKER:**
   - **A. SHALL, UNDER NO CIRCUMSTANCES, HAVE ANY LIABILITY GREATER THAN THE AMOUNT OF THE REAL ESTATE COMMISSION PAID HEREUNDER TO BROKER (EXCLUDING ANY COMMISSION AMOUNT PAID TO A COOPERATING REAL ESTATE BROKER, IF ANY) OR, IF NO REAL ESTATE COMMISSION IS PAID TO BROKER, THAN A SUM NOT TO EXCEED $100; AND**
   - **B. NOTWITHSTANDING THE ABOVE, SHALL HAVE NO LIABILITY IN EXCESS OF $100 FOR ANY LOSS OF FUNDS AS THE RESULT OF WIRE OR CYBER FRAUD.**

5. **Independent Contractor Relationship.** This Agreement shall create an independent contractor relationship between Broker and Buyer. Broker shall at no time be considered an employee of Buyer. Unless otherwise stipulated, all affiliated licensees of Broker are independent contractors of Broker.

6. **Buyer's Duties. Buyer agrees to:**
   - **A.** inform Broker in the event Buyer enters into an Exclusive Buyer Brokerage Engagement Agreement with another broker;
   - **B.** be reasonably available to see property with Broker or property for which Broker has arrange Buyer to see;
   - **C.** timely respond to communications from Broker;
   - **D.** provide Broker with accurate and complete information;
   - **E.** inspect and become familiar with any property that Buyer enters into a real estate purchase and sale agreement, option to purchase real property, agreement to exchange real property or contract to purchase the shares, partnership or membership interests in a legal entity owning real property (hereinafter "Contract to Purchase"), including, but not limited to, potentially adverse conditions and conditions of special concern to Buyer relating to the physical condition of any property in which Buyer becomes interested, any improvements located thereon and the neighborhood surrounding such property;
   - **F.** carefully read the terms of all disclosures, reports and Contract to Purchase and comply with the duties and deadlines contained therein;
   - **G.** work non-exclusively with Broker in identifying, previewing and seeing property for purchase by Buyer;
   - **H.** disclose to Broker at the commencement of this Agreement whether Buyer previously worked with any other real estate broker and the address of the properties, if any, Buyer made an offer to purchase or for which Buyer may owe a commission to another broker if Buyer now purchases.

7. **Fair Housing Disclosure.** Buyer acknowledges that Broker is committed to providing equal housing opportunities to all persons. While Broker may show Buyer properties of a type or in any specific geographical area requested by Buyer, Broker may not steer buyers to or away from particular areas based upon race, color, religion, national origin, sex, familial status, disability, sexual orientation or gender identity.

8. **Statute of Limitations.** All claims of any nature whatsoever against Broker and/or their affiliated licensees, whether asserted in litigation or arbitration and sounding in breach of contract and/or tort, must be brought within two (2) years from the date any claim or cause of action arises. Such actions shall thereafter be time-barred

9. **WARNING TO BUYERS AND SELLERS: BEWARE OF CYBER-FRAUD.** Fraudulent e-mails attempting to get the buyer and/or seller to wire money to criminal computer hackers are increasingly common in real estate transactions. Specifically, criminals are impersonating the online identity of the actual mortgage lender, closing attorney, real estate broker or other person or companies involved in the real estate transaction. In that role, the criminals send fake wiring instructions attempting to trick buyers and/or sellers into wiring them money related to the real estate transaction, including, for example, the buyer's earnest money, the cash needed for the buyer to close, and/or the seller's proceeds from the closing. These instructions, if followed, will result in the money being wired to the criminals. In many cases, the fraudulent email is believable because it is sent from what appears to be the email address/domain of the legitimate company or person responsible for sending the buyer or seller wiring instructions. The buyer and/or seller should verify wiring instructions sent by email by independently looking up and calling the telephone number of the company or person purporting to have sent them. Buyers and sellers should never call the telephone number provided with wiring instructions sent by email since they may end up receiving a fake verification from the criminals. Buyer and sellers should be on special alert for: 1) emails directing the buyer and/or seller to wire money to a bank or bank account in a state other than Georgia; and 2) emails from a person or company involved in the real estate transaction that are slightly different (often by one letter, number, or character) from the actual email address of the person or company.

10. **Receipt by Buyer of Consumer Protection Brochures.** Brochures referenced herein are prepared courtesy of the Georgia Association of REALTORS®. The recommendations are general in nature and are not intended to be exhaustive. Some of the recommendations may not apply to specific properties. Buyers are encouraged to consult with experts and professionals of their own choosing to ensure that they are protected.

The following Brochures and/or Exhibits have been received by the Buyer(s): (Check all that apply. Any box not checked means the Buyer(s) has not received that brochure or other consumer information)

- ☐ GAR CB01 – The ABC's of Agency
- ☐ GAR CB04 – Lead Based Paint Pamphlet
- ☐ GAR CB07 – Mold Pamphlet
- ☐ GAR CB08 – EPA Home Buyer's and Seller's Guide to Radon Pamphlet
- ☐ GAR CB13 – Protect Yourself When Buying Real Property
- ☐ GAR CB16 – What to Consider When Buying a Home in a Community with a Homeowners Association (HOA)
- ☐ GAR CB19 – What to Consider When Buying a Home in a Condominium
- ☐ GAR CB22 – Protect Yourself When Buying a Home to be Constructed
- ☐ GAR CB25 – What Buyers Should Know About Flood Hazard Areas and Flood Insurance
- ☐ GAR CB28 – What Buyers and Sellers Should Know About Short Sales and Distressed Properties
- ☐ GAR F149 – Retainer Fee Exhibit

SPECIAL STIPULATIONS: The following Special Stipulations, if conflicting with any exhibit, addendum, or preceding paragraph, shall control:

Customer acknowledges and agrees that Customer will pay at closing a commission in the amount of $225.00 to Harry Norman Realtors for all real estate Customer purchases with the assistance of Harry Norman Realtors. This commission shall be due and payable irrespective of whether Harry Norman REALTORS® receives any other commission from the seller or the seller's broker. Buyer acknowledges that Broker recommends Buyer obtain: a professional home inspection; a termite and wood destroying organisms inspection; an appraisal; a survey; and an enhanced policy of owner's title insurance for any property Buyer is considering purchasing along with any other tests or inspections deemed necessary to confirm the property is safe and suitable for Buyer's purpose.

☐ **Additional Special Stipulations (F246) are attached.**

BY SIGNING THIS AGREEMENT, BUYER ACKNOWLEDGES THAT: (1) BUYER HAS READ ALL PROVISIONS AND DISCLOSURES MADE HEREIN; (2) BUYER UNDERSTANDS ALL SUCH PROVISIONS AND DISCLOSURES AND HAS ENTERED INTO THIS AGREEMENT VOLUNTARILY; AND (3) BUYER IS NOT SUBJECT TO A CURRENT EXCLUSIVE BUYER BROKERAGE ENGAGEMENT AGREEMENT WITH ANY OTHER BROKER.

BUYER'S ACCEPTANCE AND CONTACT INFORMATION

1 **Buyer's Signature** [signature]

Yevgeni Davidzon c/o HCO 1, LLC — **Jul 19, 2022**
Print or Type Name — Date

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

Buyer's E-mail Address

2 **Buyer's Signature**

Print or Type Name — Date

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

Buyer's E-mail Address

☐ **Additional Signature Page (F146) is attached.**

BROKER / BROKER'S AFFILIATED LICENSEE CONTACT INFORMATION

HARRY NORMAN REALTORS
Brokerage Firm

Logan Fitts [signature]
Broker/Affiliated Licensee Signature

Logan Fitts — **Jul 19, 2022**
Print or Type Name — Date

7068514486 — N/A
Licensee's Phone Number — Fax Number

391447
Licensee's E-mail Address

Logan.fitts@harrynorman.com
GA Real Estate License Number

NEGBOR
REALTOR® Membership

PREMI — H-19900
MLS Office Code — Brokerage Firm License Number

7068514486 — N/A
Broker's Phone Number — Fax Number

252 W Main St, Blue Ridge GA 30513
Broker's Address

RECEIPT OF A COPY OF THIS AGREEMENT IS HEREBY ACKNOWLEDGED BY BUYER.

The above Agreement is hereby accepted, ________ o'clock _____ .m., on the date of ____________________.

Affiliated Business Arrangement Disclosure Statement

To: Yevgeni Davidzon c/o HCO 1, LLC

Property: 326 Tanglewood Cove

From: Harry Norman, Realtors

Date:

This is to give you notice that HN Real Estate Group, L.L.C. and HN Real Estate Group N.C., Inc. both doing business as Harry Norman, REALTORS® (together, "Harry Norman, REALTORS®"), HomeServices Relocation, LLC, Prosperity Home Mortgage, LLC, Township Title Services, LLC, HN Insurance Services, LLC, and Vanderbilt Mortgage and Finance Inc doing business as Silverton Mortgage ("Silverton Mortgage") are part of a family of companies (the "Affiliated Companies") owned by Berkshire Hathaway, Inc. ("Berkshire Hathaway"), and each may refer to you the services of another. Harry Norman, REALTORS®, HomeServices Relocation, LLC and Prosperity Home Mortgage, LLC are each wholly owned either directly or through one or more subsidiaries by HomeServices of America, Inc. ("HSoA"), a Berkshire Hathaway affiliate. Township Title Services, LLC is owned 50% by HN Real Estate Group, L.L.C. and 50% by Campbell & Brannon, LLC. HN Insurance Services, LLC is owned 50% by HomeServices Insurance, Inc. ("HSI"), a wholly-owned direct subsidiary of HSoA. Silverton Mortgage is a wholly-owned indirect subsidiary of Clayton Homes, a Berkshire Hathaway affiliate. Because of these relationships, the referral of a customer (including you) by any of the Affiliated Companies to another may provide the referring company, its affiliates, and/or their employees with a financial or other benefit.

In addition, while Harry Norman, REALTORS® is not affiliated with American Home Shield Corporation and Edge & Kimbell Law, LLC, it does advertise them for a fixed service fee.

Set forth below is the estimated charge or range of charges for each of the services listed. You are NOT required to use any of these service providers as a condition of the sale of the subject property or to obtain access to any settlement service.

THERE ARE FREQUENTLY OTHER SETTLEMENT SERVICE PROVIDERS AVAILABLE WITH SIMILAR SERVICES. YOU ARE FREE TO SHOP AROUND TO DETERMINE THAT YOU ARE RECEIVING THE BEST SERVICES AND THE BEST RATE FOR THESE SERVICES.

Service Provider	Service Provided	Charge or Range of Charges
Prosperity Home Mortgage, LLC	Loan Origination Fee	$0 - $1,199 (2% of loan amount on some bond products)
	Appraisal	$425 - $1,102
	Third Party Fees	$33 - $215 (credit report, tax service fee, flood cert fee)
HomeServices Relocation, LLC	Relocation Services	Fees paid by real estate broker
Township Title Services, LLC	Lender's Policy	$2.50 - $4.00 per $1,000 of coverage, based on underwriter, type of policy and amount of coverage (minimum $200)
	Owner's Policy	$3.20 - $5.25 per $1,000 of coverage, based on underwriter and total amount of coverage (minimum $270)
	Closing Protection Letter	$45 - $50 depending upon underwriter
Campbell & Brannon, LLC	Settlement Fee	$595 - $775
	Title Search and Exam Fee	$200 - $265 per property
	Title Update	$50 (when required)
	Document Preparation Fee	$75
	Other	Additional services available for an added fee
Edge & Kimbell Law, LLC	Settlement Fee	$475 - $575
	Title Exam Fee	$255 per property
	Document Preparation Fee	$100
	Title Binder Fee	$50
	Post-Closing Fee	$75
	Closing Protection Letter	$50
	Other	Additional services available for an added fee
Harry Norman, REALTORS®	Broker's Commission	7% of the sales price or 6% plus $225 for residential homes; 10% for vacant land sales
HN Insurance Services, LLC*	Homeowner's Insurance	$150 - $10,000 annual premium, depending on product and associated risk assessments (e.g., age of home, credit score, past claims of the insured, etc.)
Silverton Mortgage	Loan Origination Fee	0 – 2.75% of the loan amount (includes third party fees)
	Appraisal	$475 - $900
American Home Shield Corporation	Home Warranty	$350 - $3,907, depending on property and optional coverage

ACKNOWLEDGEMENT: I/we have read this disclosure form and understand that the Affiliated Companies may refer me/us to purchase the above-described settlement service(s) from one another and that any such referrals may provide the referring company, its affiliates, and/or their employees with a financial or other benefit.

[signature]	Jul 19, 2022		
Signature	(Date)	Signature	(Date)

* In rare cases, your insurance policy may instead be issued by Trident Insurance Agency Company LP or Long & Foster Insurance Agency, Inc., affiliates of HSI, or under another of its trade names. HSI's trade names include: Edina Realty Insurance Agency, Home Team Insurance, HomeServices Insurance Agency, InsuranceSouth, Long Insurance Group, PCG Agencies, PCG Insurance Agency and ReeceNichols Insurance.

DON'T LET SCAM ARTISTS STEAL YOUR MONEY!

Because you are going to be involved in a real estate transaction where money is changing hands, **you are a potential target for cyber-criminals**. These sophisticated criminals could:

- **Try to hack into your email account or the email of other persons involved in your transaction and direct you to send a wire to the hacker's account.**
- **They can even send you emails that appear to be from your agent, your closer or another trusted source!**

! WHEN YOU ARE USING HARRY NORMAN, REALTORS® AND OUR FAMILY OF SERVICES TO CLOSE YOUR SALE, WE WILL NEVER ASK YOU TO WIRE MONEY VIA EMAIL, EVER!

If you receive a wiring instruction, even if it appears legitimate, **do not send money to that account**. Always call to verify such instruction.

To notify Harry Norman, REALTORS® of suspected fraud, contact: fraud@harrynorman.com or 404-504-7333. Additionally, call your sales agent.

Closing with another company? Always contact the closer directly before wiring any money. To ensure it's the closing company:

- **Do not use a phone number or other contact information from an email.**
- **Use a business number from another source (such as the closing company's website) to make sure you are actually talking to your closer and not someone intent on stealing your money.**

I acknowledge the above information:

[signature]	Jul 19, 2022		
(Buyer/Seller)	(Date)	(Buyer/Seller)	(Date)